H | B | M

HANSEN, BARNETT & MAXWELL, P.C.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Clean Energy Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 333-92446) of Global Clean Energy Holdings, Inc. of our report dated May 28, 2013, appearing in this Current Report on Form 8-K/A of Global Clean Energy Holdings, Inc. as of May 28, 2013.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
May 28, 2013